Exhibit 3.91
CERTIFICATE OF INCORPORATION
OF
G.A. INTERNATIONAL ELECTRONICS OF FLORIDA CORP.
          WE, the undersigned, do hereby associate ourselves together and subscribe this Certificate of Incorporation for the purpose of forming a corporation under the laws of the State of Florida, and subject to the following provisions:
ARTICLE ONE
          The name of the corporation shall be G.A. INTERNATIONAL ELECTRONICS OF FLORIDA CORP.
ARTICLE TWO
          The corporation may engage in any activity or business permitted under the laws of the United States of America and of the State of Florida.
ARTICLE THREE
          The maximum number of shares of stock which the corporation shall have outstanding at any time, shall be One Hundred (100) Shares of stock which shall be common stock of a par value of Five ($5.00) Dollars per share. All or any part of the capital stock may be paid for either in lawful monies of the United States of America, or in service, at a true valuation thereof.
ARTICLE FOUR
          This corporation shall begin business with a minimum capital of the amount of Five Hundred ($500.00) Dollars.
ARTICLE FIVE
          This corporation shall have perpetual existence.
THIS DOCUMENT PREPARED BY:
MORALES, CABALLERO & MARTIN-LAVIELLE, P.A.
MARCIA B. CABALLERO, ESQUIRE
FLORIDA BAR NUMBER: 0778354
2450 Southwest 137th Avenue
Suite 221
Miami, Florida 33175
(305) 553-8020

ARTICLE SIX
          The principal office of the corporation shall be located at 245 Southwest 137th Avenue, Suite 221, Miami, Florida 33175.
          Other offices for the transaction of business may be located wherever the Directors may deem necessary or expedient.
ARTICLE SEVEN
          The business of the corporation shall be managed by a Board of Directors who need not be stockholders of the corporation. The number of Directors, not less than one, shall be fixed by resolution of the stockholders at any regular or special meeting, subject to the manner of holding such meetings prescribed by the by-laws.
ARTICLE EIGHT
          The names and post office addresses of the members of the First Board of Directors and the officers who shall hold office for the first year of existence of the corporation or until their successors are elected or appointed and have qualified, are as follows:
BOARD OF DIRECTORS

Name	Address

GUNTER OLBRICH	11 Potter Avenue Staten Island, New York 10314

BRIGIT OLBRICH	11 Potter Avenue Staten Island, New York 10314

GERARD G. MOLINA	200 Burbank Avenue Staten Island, New York 10306
OFFICERS

Title	Name	Address

PRESIDENT	GUNTER OLBRICH	11 Potter Avenue Staten Island, New York 10314

VICE PRESIENT	GERARD G. MOLINA	200 Burbank Avenue Staten Island, New York 10306

SECRETARY	BRIGIT OLBRICH	11 Potter Avenue Staten Island, New York 10314

TREASURER	BRIGIT OLBRICH	11 Potter Avenue Staten Island, New York 10314

ARTICLE NINE
          The names and post office addresses of each of the subscribers to this Certificate of Incorporation are:

Name	Address

GUNTER OLBRICH	11 Potter Avenue Staten Island, New York 10314
ARTICLE TEN
          This corporation shall have full power to carry on and transact each or all of the businesses enumerated in Article Two of this Certificate and shall have all the general and additional powers now and hereafter conferred upon it by law.
ARTICLE ELEVEN
          This corporation shall have the power to issue the whole or any part, determined by the Board of Directors, of the shares of the capital stock as partly paid, subject to calls thereon until the whole thereof shall have been paid.
ARTICLE TWELVE
          Upon election of a Board of Directors by the stockholders, such Board of Directors shall manage the business affairs of this corporation, without the necessity of further authority from the stockholders, except as by law or in this Certificate otherwise provided: any action of such Board of Directors may be rescinded, or any officer or director removed from office, only upon a vote of stockholders holding a majority of the stock of the corporation which may at such time be actually issued unless otherwise provided by law whether said stock be fully or partially paid unless otherwise determined by the Board of Directors at or before the time of issuance thereof.
ARTICLE THIRTEEN
          The corporation does hereby designate the following address as its registered office: 2450 Southwest 137th Avenue, Suite 221, Miami, Florida 33175.
          The corporation does hereby designate MARCIA B. CABALLERO, of 2450 Southwest 137th Avenue, Suite 221, Miami Florida 33175 as its Registered Agent.
          IN WITNESS WHEREOF, the undersigned incorporator has hereunto set his hand and affixed his seal on this 20th day of May, 1994.

//s// Gunter Olbrich
GUNTER OLBRICH

STATE OF FLORIDA	)
	)	SS:
COUNTY OF DADE )
     The foregoing instrument was acknowledged before me this 20th day of May 1994 by GUNTER OLBRICH, who is personally known to me or who has produced New York State Driver’s License, as identification and who did (did not) take an oath.

//s// Ana Martin-Lavielle
NAME: NOTARY PUBLIC State of Florida at Large My Commission expires: Commission Number:

Articles of Amendment
to
Articles of Incorporation
of
G.A. International Electronics of Florida Corp.

(Name of Corporation as currently filed with the Florida Dept. of State)
P94000039297

(Document Number of Corporation (if known)
Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:
A.	If amending name, enter the new name of the corporation:
L-3 G.A. International, Inc.

The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or Co.,” or the designation “Corp,” “Inc,” or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B.	Enter new principal office address, if applicable:

(Principal office address MUST BE A STREET ADDRESS)

C.	Enter new mailing address, if applicable:	c/o: L-3 Communications Corporation
	(Mailing address MAY BE A POST OFFICE BOX)	600 Third Avenue 35th fl
New York, NY 10016

D.	If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:

New Registered Office Address:

(Florida street address)

, Florida (City) (Zip Code)

 2
New Registered Agent’s Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.
Signature of New Registered Agent, if changing
If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
☐ Add

☐ Remove

☐ Add

☐ Remove

☐ Add

☐ Remove

E.	If amending or adding additional Articles, enter change(s) here: (attach additional sheets, if necessary). (Be specific)

F.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

 3

The date of each amendment(s) adoption: 12/10/08

Effective date if applicable:	11:59 PM on December 31, 2008 (no more than 90 days after amendment file date)

Adoption of Amendment(s)	(CHECK ONE)
☑	The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):
     “The number of votes cast for the amendment(s) was/were sufficient for approval
     by                                                             .”
                    (voting group)
☐	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated	12/10/08

Signature	//s// Stephen M. Post

(By a director, president or other officer — if directors or officers have not been selected, by an incorporator — if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Steven M. Post

(Typed or printed name of person signing)

Vice President

(Title of person signing)